UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-12)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

ZILOG, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ZiLOG Announces Filing of Proxy Statement and Nasdaq National Market Listing Application

San Jose, CA. — Dec. 24, 2003 — (OTCBB: ZILG) - ZiLOG, Inc., a supplier of embedded micrologic devices, today announced that is taking the following actions, subject to stockholder approval at a forthcoming special meeting:

•	increasing the maximum size of its board of directors to up to nine members;

•	adopting a new omnibus stock incentive plan and a new employee stock purchase plan;

•	approving the grant of discretionary authority to the board of directors to implement a reverse stock split;

•	increasing the authorized number of shares of common stock to 60,000,000 shares; and

•	adopting certain related amendments to the Company’s certificate of incorporation.

In connection with these actions, the Company filed a preliminary proxy statement with the Securities and Exchange Commission and plans to list its common stock on the Nasdaq National Market, subject to approval by its stockholders of the above actions and approval by the Nasdaq National Market.

ZiLOG filed a preliminary proxy statement and other documents regarding the special meeting described in this press release with the SEC on December 23, 2003. ZILOG STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement will be sent to stockholders of ZiLOG seeking their approval of the actions. Investors and security holders may obtain a copy of the proxy statement and any other relevant documents filed by ZiLOG with the SEC without charge from the SEC’s web site at www.sec.gov. Copies of the definitive proxy statement and other documents filed by ZiLOG with the SEC may also be obtained from the Company’s website at www.zilog.com, or free of charge by directing a request to: ZiLOG Investor Relations, Diana Vincent or Jonathan Lee (IR), (408) 558-8500 or by request to the Company’s email address — Investor_relations@zilog.com.

ZiLOG and its directors and executive officers may be deemed to be participants in the solicitation of proxies of ZiLOG stockholders in connection with the proposed actions. Such individuals may have interests in the proposed actions, including as a result of holding options or shares of ZiLOG common stock. A detailed list of the names, affiliations and interests of the participants in the solicitation is set forth in the preliminary proxy statement that was filed with the SEC on December 23, 2003 and will be set forth in the definitive proxy statement when it becomes available.

ZiLOG CONTACTS:

Diana Vincent

Director Corporate Communications

dvincent@zilog.com

Phone: (408) 558-8428

Jonathan Lee

Director Investor Relations

jlee@zilog.com

Phone: (408) 558-8946

Perry Grace

Chief Financial Officer

pgrace@zilog.com

Phone: (408) 558-8409